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                                                                     EXHIBIT 2.4
                                   AMENDMENT
                                      TO
                           ASSET PURCHASE AGREEMENT


     THIS AMENDMENT is entered into as of the 28/th/ day of July, 1999, by and among WEC Company ("Buyer"), Tru-Part Manufacturing Corporation ("Company"), CAL Properties, and the Shareholders listed below, and amends that certain Asset Purchase Agreement dated as of July 1, 1999 (the "Purchase Agreement") by and among the parties.

     1.  Amendment to Section 1.1(J): Section 1.1(j) of the Purchase Agreement
         ---------------------------
is hereby restated in its entirety as follows:

               (j)   Notes and Accounts Receivable. All notes, drafts and
                     -----------------------------
     accounts receivable of Company, except for those described in Sections 1.2(d), 1.2(e), 1.2(g) and 1.2(j).

     2.  Amendment to Section 1.2 and additional Defined Term: There is hereby
         ----------------------------------------------------
added to Section 1.2 of the Purchase Agreement the following subsection (j) and the additional defined term "Excluded Receivables":

               (j)   Excluded Receivables. Accounts receivable outstanding on
                     --------------------
     the Closing Date and identified in Schedule 1.2(j), to a maximum of One Million Three Hundred Thousand Dollars ($1,300,000) (such accounts to the extent of such maximum, the "Excluded Receivables"). Collection of Excluded Receivables shall be effected in the manner described in Section 8.9.

     3.  Amendment to Section 7.1: The second sentence of Section 7.1 of the
         ------------------------
Purchase Agreement is hereby restated in its entirety as follows:

     Buyer shall make offers of employment to each employee disclosed on
     Schedule 7.1 other than the Shareholders and the Shareholders' spouses.

     4.  Amendment to Article 8: There is hereby added to Article 8 of the
         ----------------------
Purchase Agreement a new Section 8.9 as follows:

               8.9 Collection of Excluded Receivables. During the Collections Period (as defined below), Buyer shall collect the Excluded Receivables in
     accordance with its normal business practices for Company's account.   All
     collected Excluded Receivables shall be disbursed to Company at the conclusion of the Collections Period. As used in this Section 8.9, "Collections Period" shall mean a period of time beginning on the first business day following the Closing Date and continuing until such time as Buyer has collected a total of $1,300,000 in Excluded Receivables or, if earlier, August 27, 1999. Nothing in this Agreement shall be construed to guarantee to

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     Company that Buyer will collect a total of $1,300,000 in Excluded
     Receivables during the Collections Period.

     5.  Remainder of Agreement Unaffected: All other provisions of the Purchase
         ---------------------------------
Agreement are unchanged by this Amendment.

                    (The next page is the signature page.)

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                        WEC COMPANY


                                        By: /s/ Steven M. Vandemore
                                        ---------------------------------------
                                            Steven M. Vandemore, Vice President

                                        TRU-PART MANUFACTURING
                                        CORPORATION


                                        By: /s/ B.B. Calmenson
                                        --------------------------------------
                                        Its: Chairman of Board

                                        CAL PROPERTIES


                                        By: /s/ Robert Calmenson
                                        --------------------------------------
                                        Its: General Partner


                                        SHAREHOLDERS:


                                        /s/ Benjamin B. Calmenson
                                        ---------------------------------------
                                        Benjamin B. Calmenson

                                        /s/ Calvin B. Calmenson
                                        ---------------------------------------
                                        Calvin B. Calmenson

                                        /s/ Robert L. Calmenson
                                        ---------------------------------------
                                        Robert L. Calmenson

                                        /s/ Buddy Howell
                                        ---------------------------------------
                                        Buddy Howell

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